AMENDED AND RESTATED SEPARATION AGREEMENT

This Amended and Restated Separation Agreement is effective as of the 31st day of December, 2005, by and between HMS HOLDINGS CORP., a New York corporation (the “Company”), and THOMAS G. ARCHBOLD (the “Employee”).

WHEREAS, the Employee and the Company previously entered into a separation agreement on April 15, 2004 (the “Original Agreement”); and

WHEREAS, the Employee and the Company desire to amend and restate the Original Agreement on the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the provisions and mutual covenants contained in this Agreement and for other good and valuable consideration, the Company and the Employee (the “Parties”) agree as follows:

1.	Termination.

(a)       If the Employee’s employment is terminated other than pursuant to (i) and (ii) below:

(i)        the Company giving written notice, at any time, to the Employee that the Employee’s employment is being terminated “for cause” (as defined below);

(ii)       the Employee terminates his employment hereunder for any reason whatsoever (whether by reason of retirement, resignation or otherwise).

The following actions, failures and events by or affecting the Employee shall constitute “cause” for termination within the meaning of clause (iii) above: (A) a conviction of the Employee of, or the entering of a plea of nolo contendere by the Employee with respect to, a felony, (B) dependence on, or habitual abuse of, controlled substances or alcohol (in the case of alcohol abuse, that has a material adverse affect on Employee’s performance of his obligations under this Agreement) or acts of dishonesty by the Employee that are materially detrimental to one or more of the Companies, (C) willful misconduct by the Employee that materially damages the business of one or more of the Companies, (D) gross negligence by the Employee in the performance of, or willful disregard by the Employee of, his material obligations under this Agreement or otherwise relating to his employment, which gross negligence or willful disregard continues unremedied for a period of fifteen (15) days after written notice thereof to the Employee or (E) failure by the Employee to obey the reasonable and lawful orders and policies of the Board that are material to and consistent with the provisions of this Agreement (provided that, in the case of an indictment described in clause (A) above, and in the case of clauses (B), (C) and (E) above, the Employee shall have received written notice of such proposed termination (which notice shall state the Sections of this Agreement pursuant to which such termination is being effected and a description of the facts supporting such termination) and a reasonable opportunity (together with the Employee’s counsel) to discuss the matter with the Board, followed by a notice that the Board adheres to its position).

then, during the period beginning on the date of such termination, the Company shall pay to the Employee, as severance pay or liquidated damages or both (i) monthly payments equal to one-twelfth of the rate per annum of his salary at the time of such termination for a period of 12 months from such termination and (ii) the Company shall continue to provide the Employee with the health insurance benefits provided to other employees of the Company (including employer contributions) (the “Post-Termination Health Benefits”) from the date of such termination for 12 calendar months. If the Company undergoes a Change of Control and the successor company does not offer Post-Termination Health Benefits to the Employee or if the Company is otherwise unable to provide Post-Termination Health Benefits, the Company will pay to the Employee (x) 135% of the COBRA cost for family coverage from the date that Post-Termination Health Benefits are unavailable for a period of 12 calendar months for health plan continuation in the plan that the Employee was participating in at the time of termination or, if such coverage is unavailable, (y) 135% of the cost of premiums for a non-group family health plan of comparable benefits to the Company plan that the Employee was participating at the time of termination, from the date that Post-Termination Health Benefits are unavailable for a period of 12 calendar months. The cost of such non-group family health plan will be determined at the time of termination. Both the cost of the COBRA continuation coverage and non group family health coverage will be paid in a lump sum at time of closing of the Change of Control transaction or from the date that Post-Termination Health Benefits are unavailable.

(b)         If the Company undergoes a Change of Control, all of Employee’s outstanding options will immediately vest upon the consummation of the Change in Control.

(c)          For purposes of this Agreement, a “Change of Control” means the sale or transfer of all or substantially all of the assets of the Company or any merger, consolidation or other transaction that would result in the transfer, directly or indirectly, of more than 50% of the then outstanding capital stock of the Company to holders who were not holders of its capital stock immediately prior to such merger. It is understood by the Company and the Employee that “a sale of substantially all” the Company's assets may occur, for purposes of the New York Business Corporation Law, but that such an event will not constitute a “Change of Control Transaction” for purposes of this Agreement unless the Company has sold all its significant lines of business and intends to limit its future activities to the distribution of the proceeds of such transaction.

(d)         No interest shall accrue on or be paid with respect to any portion of any payments hereunder.

2.	Non-Assignability.

(a)          Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee or his beneficiaries or legal representatives without the Company’s prior written consent; provided, however, that nothing in this Section 2 shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death or incapacity.

(b)         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to exclusion, attachment, levy or similar process or to assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

3.              Binding Effect. Without limiting or diminishing the effect of the provisions affecting assignment of this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

4.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5.              Severability. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

6.              Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

7.              Arbitration. Any dispute relating to or arising out of the provisions of this Agreement shall be decided by arbitration in New York, New York, in accordance with the Expedited Arbitration Rules of the American Arbitration Association then obtaining, unless the parties mutually agree otherwise in a writing signed by both parties. This undertaking to arbitrate shall be specifically enforceable. The decision rendered by the arbitrator will be final and judgment may be entered upon it in accordance with appropriate laws in any court having jurisdiction thereof. Each of the parties shall pay his or its own legal fees associated with such arbitration.

8.              Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

9.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

THE UNDERSIGNED have executed this Agreement effective as of the date first written above.

COMPANY:

HMS HOLDINGS CORP.

By: /s/ Robert M. Holster
Name:	Robert M. Holster
Title:	Chief Executive Officer

EMPLOYEE:

/s/ Thomas G. Archbold
Thomas G. Archbold